                                   EXHIBIT L
        HISTORIC AND PROJECTED ILLINOIS POWER PUBLIC UTILITY OPERATIONS
             EXCLUDING GENERATION TO BE DIVESTED BY ILLINOIS POWER

     This Exhibit contains forward-looking information based on current expectations and plans that involve risks and uncertainties. Forward-looking information includes, among other things, financial forecasts and projections, statements concerning the impact of regulatory changes, plans for the Clinton Facility, divesting fossil-fired generation and success in addressing Year 2000 issues. Although Illinova and Illinois Power (collectively "Illinova") believe these forward-looking statements are reasonable projections for their business planning purposes and to inform regulatory agencies concerning the scope of Illinova's public utility operations excluding generation to be divested by Illinois Power, these projections are made for the latter purpose only. Illinova's public utility business is dependent on various regulatory issues, general economic conditions and future trends, and these factors can cause actual results to differ materially from the forward-looking statements.
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                                                                     Exhibit L-1


                            ILLINOIS POWER COMPANY
                                 BALANCE SHEET
                      EXCLUDING ELECTRIC POWER GENERATION
                             (MILLIONS OF DOLLARS)

                                              Historical                  Forecast
                                      ------------------------------------------------------
                                      1996      1997      1998      2000      2001      2002
ASSETS-GAS
 Utility Plant
 Gross Plant in Service                $  672    $  712    $  728    $  781    $  810    $  839
 Plus Capital Additions                    35        20        24         -         -         -
                                       ------    ------    ------    ------    ------    ------
   Total Utility Plant                    707       732       752       781       810       839
 Total Accumulated Depreciation           290       312       331       386       413       442
                                       ------    ------    ------    ------    ------    ------
                                          418       420       421       396       397       397
 Gas Underground Storage-Noncurrent        17        17        17        17        17        17
 Other Property and Investments             0         0         0         0         0         0
 Temporary Cash Investments                 -         -         -         -         -         -
 Notes Receivable-Asset Transfer            -         -         -         -         -         -
 Cash                                       3         3         3         3         3         3
 Other Current Assets                     170       113       133       133       133       133
 Deferred Charges                          80        80        84        64        64        64
                                       ------    ------    ------    ------    ------    ------
  Total Assets                         $  687    $  633    $  637    $  613    $  613    $  614

ASSETS-TRANSMISSION & DISTRIBUTION
 Utility Plant
 Gross Plant in Service                $1,508    $1,610    $1,880    $1,990    $2,032    $2,163
 Plus Capital Additions                    94        78        67        47       103        63
                                       ------    ------    ------    ------    ------    ------
                                        1,602     1,687     1,938     2,037     2,135     2,226
 Total Accumulated Depreciation           838       679       715       847       870       896
                                       ------    ------    ------    ------    ------    ------
 Net Utility Plant                        963     1,008     1,222     1,190     1,285     1,330
 Gas Underground Storage-Noncurrent         -         -         -         -         -         -
 Other Property and Investments            11         3         2        97        96        95
 Temporary Cash Investments                 -        11         -         -         -         -
 Notes Receivable-Asset Transfer            -         -         -         -         -         -
 Cash                                       9         4         7         7         8         8
 Other Current Assets                     168       149       192       111       135       167
 Deferred Charges                          42        49        63        85        77        64
                                       ------    ------    ------    ------    ------    ------
  Total Assets                         $1,194    $1,225    $1,487    $1,491    $1,581    $1,664

ASSETS-TOTAL
 Utility Plant
 Gross Plant in Service                $2,181    $2,322    $2,608    $2,771    $2,841    $3,002
 Plus Capital Additions                   129        97        81        47       103        63
                                       ------    ------    ------    ------    ------    ------
                                        2,309     2,419     2,689     2,818     2,944     3,065
 Total Accumulated Depreciation           928       991     1,047     1,232     1,283     1,338
                                       ------    ------    ------    ------    ------    ------
 Net Utility Plant                      1,381     1,428     1,643     1,586     1,651     1,727
 Gas Underground Storage-Noncurrent        17        17        17        17        17        17
 Other Property and Investments            12         4         2        97        96        95
 Temporary Cash Investments                 -        11         -         -         -         -
 Notes Receivable-Asset Transfer            -         -         -         -         -         -
 Cash                                      12         7        10        11        11        11
 Other Current Assets                     338       262       325       244       268       300
 Deferred Charges                         122       129       127       149       141       128
                                       ------    ------    ------    ------    ------    ------
  Total Assets                         $1,882    $1,858    $2,124    $2,103    $2,194    $2,277
